Exhibit 21.1

Subsidiaries of Adient*

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
Adient US LLC	United States
Avanzar Interior Technologies, Ltd.	United States	49.0%
Beijing JC Automotive Components Co. Ltd.	China	51.0%
BJCAC Majuqiao	China
Bridgewater Interiors, LLC	United States	49.0%
Ensamble de Interiores Automotrices, S. de R.L.	Mexico
Erste JCI Holding Gmbh	Germany
Hoover Universal, Inc.	United States
JC Interiors Czechia s.r.o.	Czech Republic
JC International ZAO	Russia
JC Siemianowice Spolka Z Organiczona	Poland
JCIM Canada ULC	Canada
JCIM Mexico Properties S de RL de CV	Mexico
JCIM US, LLC	United States
JCIM, LLC	United States
Johnson Control International Sp. z.o.o.	Poland
Johnson Controls & Summit Interiors Ltd.	Thailand	57.0%
Johnson Controls (Mezolak) Kft	Hungary
Johnson Controls Automobilove Soucastky, k.s.	Czech Republic
Johnson Controls Automotive (UK) Ltd.	United Kingdom
Johnson Controls Automotive Bor sro.	Czech Republic
Johnson Controls Automotive Korea, Inc.	Korea
Johnson Controls Automotive Limited	India
Johnson Controls Automotive NV	Belgium
Johnson Controls Automotive S.r.l.	Italy
Johnson Controls Automotive SA (PTY) Ltd.	South Africa
Johnson Controls Automotive Seating (M) Sdn Bhd	Malaysia	67.0%
Johnson Controls Automotriz Mexico SrL de CV	Mexico
Johnson Controls Clanton, Inc.	United States
Johnson Controls Components GmbH & Co KG	Germany
Johnson Controls Components, S.L.	Spain
Johnson Controls do Brasil Automotive Ltda	Brazil
Johnson Controls Electronics SAS	France
Johnson Controls Eurosit SL	Spain
Johnson Controls Fabrics Mexico SRL	Mexico
Johnson Controls Fibrit Gmb & Co KG	Germany
Johnson Controls Gebze Otomotiv Sanayi ve Ticaret	Turkey

Johnson Controls GmbH	Germany
Johnson Controls GmbH and Co. KG	Germany
Johnson Controls Harnes S.A.S.	France
Johnson Controls Holding SAS	France
Johnson Controls Inc.	United States
Johnson Controls Industries Mexico Srl	Mexico
Johnson Controls Interiors GmbH and Co. KG	Germany
Johnson Controls Interiors Management GmbH	Germany
Johnson Controls International spol sro (Slovakia)	Slovakia
Johnson Controls Jimbolia srl	Romania
Johnson Controls KK	Japan
Johnson Controls Leasing Mexico	Mexico
Johnson Controls Lucenec sro	Slovakia
Johnson Controls Metal Components Birmingham Ltd.	United Kingdom
Johnson Controls Metals and Mechanisms GmbH & Co. KG	Germany
Johnson Controls Metals Holding Ltd. & Co. KG	Germany
Johnson Controls Mor Beteti Tarsasag	Hungary
Johnson Controls Objekt Bochum GmbH and Co. K	Germany
Johnson Controls Objekt Zwickau GmbH and Co. KG	Germany
Johnson Controls Polska Sp. z.o.o.	Poland
Johnson Controls Properties MI, LLC	United States
Johnson Controls Properties UK, Ltd.	United Kingdom
Johnson Controls Romania SRL	Romania
Johnson Controls Roth SAS	France
Johnson Controls Schwalbach GmbH	Germany
Johnson Controls Servicios, S de RL de CV	Mexico
Johnson Controls Solingen Beteiligungs GmbH	Germany
Johnson Controls Sweden AB	Sweden
Johnson Controls Technology Company	United States
Keiper LLC	United States
PT Armada Johnson Controls	Indonesia	75.0%
Sistemas Automotrice Summa SA de CV (SAS)	Mexico
TechnoTrim, Inc.	United States	51.0%
Yanfeng Canada Automotive Interior Systems ULC	Canada

* Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Adient Limited are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.